UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

PRIME GROUP REALTY TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Prime Group Realty Trust (the “Company”) issued a Press Release today disclosing that on November 5, 2008, its wholly-owned qualified REIT subsidiary PGRT ESH, Inc. (“Borrower”), entered into a First Amendment to Amended and Restated Loan Agreement (the “Amendment”) dated as of October 31, 2008 modifying various terms of a loan from Citicorp USA, Inc. in the original principal amount of $120.0 million. The loan currently has an outstanding principal amount of $85.5 million. The loan is non-recourse to Borrower, the Company and its subsidiaries and is secured by, among other things, a pledge of Borrower’s membership interest in BHAC Capital IV, L.L.C., an entity that owns 100% of Extended Stay Hotels, Inc. As previously disclosed, the loan is guaranteed by affiliates of our parent companies (the “Guarantors”).

Pursuant to the Amendment, the interest rate of the loan is increased to LIBOR plus 10%. The principal repayment schedule under the Amendment is as follows: (i) $4.0 million is due on or before November 30, 2008, (ii) $41.0 million on December 31, 2008, (iii) $20.0 million on March 31, 2009, (iv) the balance of the loan is due on June 15, 2009 or earlier in the event of the occurrence of certain asset sales of the Borrower or the Guarantors or its affiliates; and (v) a $1.0 million fee upon the loan repayment or maturity. It is currently anticipated that all or a portion of these required repayments will be funded by affiliates of the Guarantors, although there can be no assurances that this will be the case. In addition, certain minimum payments are required which will be applied to the foregoing repayment schedule if certain asset sales of Guarantor’s and Borrower’s affiliates are consummated or certain other events occur, all as more fully set forth in the amended loan documents.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

None

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Prime Group Realty Trust dated November 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

	By:	/s/ Jeffrey A. Patterson

Jeffrey A. Patterson
Dated: November 12, 2008		President and Chief Executive Officer